                                                                      EXHIBIT 21

                           LYONDELL CHEMICAL COMPANY
                                  SUBSIDIARIES

Name                                             Type of Entity        Jurisdiction
----                                             --------------        ------------
ARCO Chemical China, Limited                     corporation           Hong Kong
ARCO Chemical Properties, L.P.                   limited partnership   Delaware
ARCO Chemical Technology, Inc.                   holding corporation   Delaware
ARCO Chemical Technology, L.P.                   limited partnership   Delaware
ARCO Chemical Technology Management, Inc.        holding corporation   Delaware
Equistar Chemicals, LP                           limited partnership   Delaware
Eurogen C.V.                                     limited partnership   Netherlands
Lyondell Asia Pacific, Ltd.                      corporation           Delaware
Lyondell Australia Pty Limited                   corporation           Australia
Lyondell Bayer MFG Maasvlakte VOF                general partnership   Netherlands
Lyondell Centennial Corp.                        holding corporation   Delaware
Lyondell Chemical Canada Inc.                    corporation           Canada
Lyondell Chemical Central Europe Ges.m.b.H.      corporation           Austria
Lyondell Chemical Delaware Company               holding corporation   Delaware
Lyondell Chemical (Deutschland) GmbH             corporation           Germany
Lyondell Chemical Espana Co.                     corporation           Delaware
Lyondell Chemical Europe, Inc.                   corporation           Delaware
Lyondell Chemical Foreign Sales Corporation      corporation           Virgin Islands
Lyondell Chemical Holding Company                holding corporation   Delaware
Lyondell Chemical International Company          holding corporation   Delaware
Lyondell Chemical Italia S.r.l.                  corporation           Italy
Lyondell Chemical Overseas Services, Inc.        corporation           Delaware
Lyondell Chemical Pan America, Inc.              corporation           Delaware
Lyondell Chemical Products Europe, Inc.          corporation           Delaware
Lyondell Chemical Wilmington, Inc.               corporation           Delaware
Lyondell Chemie International BV                 corporation           Netherlands
Lyondell Chemie Investment Nederland B.V.        corporation           Netherlands
Lyondell Chemie Nederland BV                     corporation           Netherlands
Lyondell Chemical Nederland, Ltd.                corporation           Delaware
Lyondell Chemie (PO11) BV                        corporation           Netherlands
Lyondell Chemie (POSM) BV                        corporation           Netherlands
Lyondell Chemie Technologie Nederland B.V.       corporation           Netherlands
Lyondell Chemie Utilities B.V.                   corporation           Netherlands
Lyondell Chimie France Corporation               holding corporation   Delaware
Lyondell Chimie France SNC                       partnership           France
Lyondell Chimie TDI SCA                          corporation           France
LYONDELL-CITGO Refining LP                       limited partnership   Delaware
Lyondell Funding, LLC                            limited liability     Delaware
Lyondell France, Inc.                            holding corporation   Delaware
Lyondell General Methanol Company                corporation           Delaware
Lyondell Greater China, Ltd.                     corporation           Delaware
Lyondell Indonesia, Inc.                         holding corporation   Delaware
Lyondell Intermediate Holding Company            corporation           Delaware
Lyondell Japan, Inc.                             corporation           Japan
Lyondell Limited Methanol Company                corporation           Delaware
Lyondell Methanol Company, L.P.                  limited partnership   Delaware
Lyondell Petrochemical G.P. Inc.                 holding corporation   Delaware
Lyondell Petrochemical L.P. Inc.                 holding corporation   Delaware
Lyondell PO11 CV                                 limited partnership   Netherlands
Lyondell POJVLP1, LLC                            limited liability     Delaware
Lyondell POJVLP2, LLC                            limited liability     Delaware
Lyondell POJVLP3, LLC                            limited liability     Delaware
Lyondell POJVGP, LLC                             limited liability     Delaware
Lyondell POTechLP, Inc.                          holding corporation   Delaware

                                                                      EXHIBIT 21

                           LYONDELL CHEMICAL COMPANY
                                  SUBSIDIARIES
                                  (Continued)

Name                                             Type of Entity        Jurisdiction
----                                             --------------        ------------
Lyondell POTechGP, Inc.                          holding corporation   Delaware
Lyondell Quimica do Brasil, Ltda.                corporation           Brazil
Lyondell Refining LP, LLC                        limited liability     Delaware
Lyondell Refining Company                        holding corporation   Delaware
Lyondell South Asia PTE Ltd.                     corporation           Singapore
Lyondell Taiwan, Inc.                            holding corporation   Delaware
Lyondell Thailand, Ltd.                          corporation           Delaware
Nihon Oxirane Co., Ltd.                          j/v corporation       Japan
POSM Delaware, Inc.                              holding corporation   Delaware
PO Offtake, LP                                   limited partnership   Delaware
PO JV, LP                                        limited partnership   Delaware
POSM II Limited Partnership, L.P.                limited partnership   Delaware
POSM II Properties Partnership, L.P.             limited partnership   Delaware
Seinehaven BDO2                                  limited partnership   Netherlands
Steamelec B.V.                                   corporation           Netherlands
Technology JV, LP                                limited partnership   Delaware


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